Exhibit 3.26

RESTATED BY-LAWS

of

C & J FASTENERS, INC.

ARTICLE I

Meetings

SECTION 1.        PLACE OF MEETING.  Any or all meetings of the shareholders, and of the board of directors of this corporation may be held within or out of the State of Michigan provided that no meeting shall be held at a place other than the registered office or operating office in Michigan, except pursuant to by-law or resolution adopted by the board of directors.

SECTION 2.        ANNUAL MEETING OF SHAREHOLDERS.  An Annual meeting of the shareholders shall be held each year, on the first Friday in November, one of the purposes of which shall be the election of a board of directors.

SECTION 3.        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS.  At least ten (10) days prior to the date fixed by Section 2 of this Article for the holding of the annual meeting of shareholders written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting.

SECTION 4.        DELAYED ANNUAL MEETING.  If, for any reason, the annual meeting of the shareholders shall not be held on the day hereinbefore designated, such meeting may be called and held on a special meeting, and the same proceedings may be had thereat as at an annual meeting, provided, however, that the notice of such meeting shall be the same herein required for the annual meeting, namely, not less than a ten-day notice.

SECTION 5.        ORDER OF BUSINESS AT ANNUAL MEETING.  The order of business at the annual meeting of the shareholders shall be as follows:

(a)	Roll call
(b)	Reading of notice and proof of mailing
(c)	Report of president
(d)	Report of secretary
(e)	Report of treasurer
(f)	Election of directors
(g)	Transaction of other business mentioned in the notice
(h)	Adjournment,

provided that, in the absence of any objection, the presiding officer may vary the order of business at discretion.

SECTION 6.        SPECIAL MEETINGS OF SHAREHOLDERS.  A special meeting of the shareholders may be called at any time by the president, or by a majority of the board of directors, or by shareholders entitled to vote upon not less than an aggregate of 25% of the outstanding shares of the corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows: upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the president, or by a majority of the Board of Directors, or by shareholders as above provided, the secretary of this corporation shall prepare, sign and mail the notices requisite to such meeting.

SECTION 7.        NOTICE OF SPECIAL MEETING OF SHAREHOLDERS.  At least three (3) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting. No business not mentioned in the notice shall be transacted at such meeting.

SECTION 8.        ORGANIZATION MEETING OF BOARD.  At the place of holding the annual meeting of shareholders, and immediately following the same, the board of directors as constituted upon final adjournment of such annual meeting shall convene for the purpose of electing officers and transacting any other business properly brought before it, provided that the organization meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the directors of such new board.

SECTION 9.        REGULAR MEETINGS OF BOARD.  Regular meetings of the board of directors shall be held not less frequently than once in each calendar quarter at such time and place as the board of directors shall from time to time determine. No notice of regular meetings of the board shall be required.

SECTION 10.        SPECIAL MEETINGS OF BOARD.  Special meetings of the board of directors may be called by the president at any time by means of such written notice by mail of the time, place and purpose thereof to each director as the president in his discretion shall deem sufficient, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

SECTION 11.        NOTICES AND MAILING.  All notices required to be given by any provision of these by-laws shall state the authority pursuant to which they are issued (as, “by order of the president,” or “by order of the board of directors,” or “by order of shareholders,” as the case may be) and shall bear the written or printed signature of the secretary. Every notice shall be deemed duly served when the same has been deposited in the United States mail, with the postage fully prepaid, plainly addressed to the sendee at his, her or its last address appearing upon the original or duplicate stock ledger of this corporation at its registered office in Michigan.

SECTION 12.        WAIVER OF NOTICE.  Notice of the time, place and purpose of any meeting of the shareholders or of the board of directors, may be waived by telegram, radiogram, cablegram or other writing, either before or after such meeting had been held. Any and all requirements of the laws of the State of Michigan, and of the Articles of Incorporation, and all of the By-Laws with respect to the calling of any meeting of the shareholders, or of the board of directors, may be waived by telegram, radiogram, cablegram, or other writing, either before or after such meeting has been held.

ARTICLE II

Quorum

SECTION 1.        QUORUM OF SHAREHOLDERS.  A majority of the outstanding shares of this corporation entitled to vote, present by the record holders thereof in person or by proxy shall constitute a quorum at any meeting of the shareholders.

SECTION 2.        QUORUM OF DIRECTORS.  A majority of the directors shall constitute a quorum.

ARTICLE III

Voting, Elections and Proxies

SECTION 1.         WHO IS ENTITLED TO VOTE.  Except as in the articles or an amendment, or amendments, thereto otherwise provided, each shareholder of this corporation shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of capital stock of this corporation held by such shareholders, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth in Section 2 of this article.

SECTION 2.        RECORD DATE FOR DETERMINATION OF SHAREHOLDERS.  Unless another day is fixed by the board of directors, twenty (20) days preceding (a) the date of any meeting of shareholders, (b) the date for the payment of any dividends, (c) the date for the allotment of rights, (d) the date when any change or conversion or exchange of capital stock shall go into effect is hereby fixed as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid. Nothing in this section shall affect the rights of a shareholder and his transferee or transferor as between themselves.

SECTION 3.        PROXIES.  No proxy shall be deemed operative unless and until signed by the stockholder and filed with the corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders and shall remain in force three years from its date, and no longer.

SECTION 4.        VOTE BY SHAREHOLDER CORPORATION.  Any other corporation owning voting shares in this corporation may vote upon the same by the president of such shareholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote upon such shares by resolution of the board of directors of such shareholder corporation.

SECTION 5.        INSPECTORS OF ELECTION.  Whenever any person entitled to vote at any meeting of the shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat shall appoint not more than three inspectors, who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any questions and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

ARTICLE IV

Board of Directors

SECTION 1.        NUMBER AND TERM OF DIRECTORS.  The business, property and affairs of this corporation shall be managed by a board of directors composed of six (6) members, who need not be shareholders. Each director shall hold office for the term for which he is elected and until his successor is elected and qualifies. Nothing contained in this section is intended to be construed or shall be construed to prevent the removal of any director of the company for any cause for which he might have been removed if the provisions of this section had not been adopted.

SECTION 2.        VACANCIES.  Vacancies in the board of directors shall be filled by appointment made by the remaining directors. Each person so elected to fill a vacancy shall remain a director until his successor has been elected by the shareholders, who may make such election at their next annual meeting or at any special meeting, duly called for that purpose, held prior thereto.

SECTION 3.        ACTION BY UNANIMOUS WRITTEN CONSENT.  If and when all of the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporation action as though it had been authorized at a meeting of the board of directors.

SECTION 4.        POWER TO MAKE BY-LAWS.  The board of directors shall have power to make and alter any by-law or by-laws, including the fixing and altering of the number of the directors, provided that the board shall not make or alter any by-law or by-laws fixing the qualifications, classifications or term of office of any member or members of the then existing board.

SECTION 5.        POWER TO ELECT OFFICERS.  The board of directors shall select a president, one or more vice presidents, a secretary and a treasurer. No officers except the president need be a member of the board, but a vice president who is not a director shall not succeed to nor fill the office of president.

SECTION 6.        POWER TO APPOINT OTHER OFFICERS AND AGENTS.  The board of directors shall have power to appoint such other officers and agents as the board may deem necessary for transaction of the business of the corporation.

SECTION 7.        REMOVAL OF OFFICERS AND AGENTS.  Any officer or agent may be removed by the board of directors whenever in the judgment of the board the business interests of the corporation will be served thereby.

SECTION 8.        POWER TO FILL VACANCIES.  The board shall have power to fill any vacancy in any office occurring from any reason whatsoever.

SECTION 9.        DELEGATION OF POWERS.  For any reason deemed sufficient by the board of directors, whether occasioned by absence or otherwise, the board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, acknowledge or verify any instrument in more than one capacity.

SECTION 10.        POWER TO APPOINT EXECUTIVE COMMITTEE.  The board of directors shall have power to appoint by resolution an executive committee composed of one or more directors who, to the extent provided in such resolution, shall have and exercise the authority of the board of directors in the management of the business of the corporation between meetings of the board.

SECTION 11.        POWER TO REQUIRE BONDS.  The board of directors may require any officer or agent to file with the corporation a satisfactory bond conditioned for faithful performance of his duties.

SECTION 12.        COMPENSATION.  The compensation of directors, officers and agents shall be fixed by the board.

SECTION 13.        POWER TO ESTABLISH BONUS, PROFIT-SHARING OR OTHER TYPES OF INCENTIVE PLANS.  To establish bonus, pension, profit-sharing, or other types of incentive or compensation plans for the employees, including officers and directors, of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations.

ARTICLE V

Officers

SECTION 1.        PRESIDENT.  The president shall be selected by, and from the membership of, the board of directors. He shall be the chief executive officer of the corporation. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect. He shall be ex officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation.

SECTION 2.        VICE PRESIDENT.  At least one vice president shall be chosen for the membership of the board. Such vice presidents as are board members, in the order of their seniority, shall perform the duties and exercise the powers of the president during the absence or disability of the president.

SECTION 3.        SECRETARY.  The secretary shall attend all meetings of the stockholders, and of the board of directors and of the executive committee, and shall preserve in the books of the company true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required. He shall give all notices required by statute, by law or resolution. He shall perform such other duties as may be delegated to him by the board of directors or by the executive committee.

SECTION 4.        TREASURER.  The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositaries as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board he shall deliver to the president of the company, and shall keep in force, a bond in form, amount and with a surety or sureties satisfactory to the board, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession, or under his control belonging to the corporation.

SECTION 5.        ASSISTANT SECRETARY AND ASSISTANT TREASURER.  The assistant secretary, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer.

ARTICLE VI

Indemnification of Directors or Officers

Each person who is or has been a director or officer of this company or any subsidiary thereof (his heirs, executors, administrators) shall be indemnified by the company from and against costs and expenses sustained or incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being, or having been a director or officer of the company or of any subsidiary of the company, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such director or officer. The foregoing right of indemnification shall not be exclusive of other rights to which an officer or director may be entitled as a matter of law.

ARTICLE VII

Stock and Transfers

SECTION 1.        CERTIFICATES FOR SHARES.  Every shareholder shall be entitled to a certificate of his shares signed by the president or a vice president and the secretary, or treasurer, or by the assistant secretary or the assistant treasurer, under the seal of the corporation, certifying of the number and class of shares, represented by such certificates, which certificates shall state the terms and provisions of all classes of shares and, if such shares are not fully paid, the amount paid, provided that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of such corporation, and by a registrar, the signature of any such president, vice president, secretary, assistant secretary, treasurer, assistant treasurer, and the seal of the corporation, may be a facsimile.

SECTION 2.        TRANSFERABLE ONLY ON BOOKS OF CORPORATION.  Shares shall be transferable only on the books of the corporation by the person named in the certificate, or by attorney lawfully constitute in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely the fact shall be so expressed in the entry of such transfer.

SECTION 3.        REGISTERED STOCKHOLDERS.  The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

SECTION 4.        TRANSFER AGENT AND REGISTRAR.  The board of directors may appoint a transfer agent and a registrar of transfers, and may require all certificates of shares to bear the signature of such registrar of transfers, or as the board may otherwise direct.

SECTION 5.        REGULATIONS.  The board of directors shall have the power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.

ARTICLE VIII

Dividends and Reserves

SECTION 1.        SOURCES OF DIVIDENDS.  The board of directors shall have power and authority to declare dividends from the following sources:

(a)	From earned surplus;
(b)	From any surplus, as to dividends upon preferred shares only;
(c)	From appreciation of the value of the assets of the corporation, provided that such dividend shall be payable in stock only.

In determining earned surplus the judgment of the board shall be conclusive in the absence of bad faith or gross negligence.

SECTION 2.        MANNER OF PAYMENT OF DIVIDEND.  Dividends may be paid in cash, in property, in obligations of the corporation or in shares of the capital stock of the corporation.

SECTION 3.        RESERVES.  The board of directors shall have power and authority to set apart, out of any funds available as the board, in its discretion, shall approve; and the board shall have power and authority to abolish any reserve created by the board.

ARTICLE IX

Right of Inspection

SECTION 1.        INSPECTION OF LIST OF SHAREHOLDERS.  At least ten (10) days before every election of directors, a complete list of shareholders entitled to vote at such election shall be open to examination by any registered shareholder entitled to vote at such election, provided that no shareholder holding less than two per cent (2%) of the outstanding capital stock of the corporation shall be entitled to exercise such privilege of inspection in advance of such meeting.

SECTION 2.        INSPECTION OF BOOKS OF ACCOUNT AND STOCK BOOKS.  The books of account and stock books of this corporation shall be open to inspection at all reasonable times and for any proper purpose by the shareholders, provided that no shareholder holding of record in the aggregate less than two per cent (2%) of the outstanding shares of some one class of the stock of this corporation, and no person, whatever his or her holding, who has not then been a shareholder of record of this corporation for at least three (3) months prior to make such application, shall be permitted to exercise such privilege of inspection, except pursuant to resolution of the board of directors.

ARTICLE X

Execution of Instruments

SECTION 1.        CHECKS, ETC.  All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officers or agents as the board of directors shall from time to time designate for that purpose.

SECTION 2.        CONTRACTS, CONVEYANCES, ETC.  When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the president, acting alone, may execute the same in the name and behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate any officer or agent who shall have authority to execute any instruments in behalf of this corporation.

ARTICLE XI

Amendments to By-Laws

SECTION 1.        AMENDMENTS, HOW EFFECTED.  These by-laws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change, addition or repeal by contained in the notice of the meeting, or by the affirmative vote of a majority of the board of directors if the amendment, alteration, change, addition or repeal be proposed at a regular meeting; provided that any by-laws made by the affirmative vote of a majority of the board of directors as provided herein may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders; also provided, however, that no change in the date of the annual meeting of shareholders shall be made within thirty (30) days next before the day on which such meeting is to be held, unless consented to in writing, or by a resolution adopted at a meeting, by all shareholders entitled to vote at the annual meeting.

ARTICLE XII

Fiscal Year

The fiscal year of the corporation for accounting purposes shall be as determined by the board of directors.